Exhibit 10.2

Amended and Restated Cooperation Agreement

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.

Legal representative: Shang Zhenyu

Address: 6th floor south, Zonghe Building, Workers' Cultural Palace, Qianjin District, Jiamusi City, Heilongjiang Province.

Telephone:

Party B: Heilongjiang Wangda Fodder Inc.

Legal representative: Dou Beijun

Address: No. 613 Friendship Road, Jiamusi City, Heilongjiang Province.

Telephone:

Whereby, through friendly negotiation, under principles of equality, mutual benefit and loyalty,  Party A and Party B here to agree on fully cooperation on extent and modes of cooperation, in order to support the promotion of Party A’s “Company Base+Farmers” production mode, for both parties to keep, follows:

Section 1  General Provisions

1.
The purpose of this agreement is to promote Party A’s “Company Base +Farmers” production mode in Heilongjiang, to lower Party A’s operational cost and to increase both parties’ income, thus to reach a goal of double-win.

2.
Under the “Company Base +Farmers” production mode, Party A and B shall build close cooperative relationship. Party B shall sell farmers who buy Topigs or Canadian piglets from Party A on credit. Party B shall sign fodder sell-on-credit contract with farmers, with a term that farmers shall gain 40% benefit after deducting cost of feed, when a commercial pig is sold.

3.	Determination of fodder price and amount of credit:

Party A and Party B confirmed together that the average cost of the fodder produced by Party B (full nutrition fodder) is CNY2220 per ton. On base of the cost, Party B can add a fixed profit of CNY200. That is, Party shall sell farmers fodder at the price of CNY2420 per ton on credit. However, the parties shall determine the price when the raw materials price fluctuates over 6%, as an amendment.

The parties agreed that the amount of credit for each commercial pig is 288 Kg.

The parties agreed to use above price and amount for settlement with farmers.

4.	Scope of this Agreement:

To ensure the quality and quantity of commercial pigs that Paty B shall buy back, and the financial planning, Party B shall only loan fodder and pay interest to farmers included in the “Company Base +Farmers”.

5.
In order to better implement the obligations of both parties under this agreement, Party A shall send two staffs to Party B as contact person. Party A can exchange any stuffs at any time whenever needed, all at Party A’s cost.

6.
Both parties shall keep close observation of raw material price. In period of low material price, Party B shall communicate with Party A in time. After consultation, Party B shall stock raw materials at appropriate timing, in order to lower the cost of fodder.  And in order to ensure that the fodders are promptly and fully delivered within the system, Party A shall provide funds and Party B shall enter into contracts for security with other manufacturer and supplier of the raw material, and the safety of fodder supply within the feeding system must be guaranteed.  And the cost of feeding and production of the Parties can also be reduced.

7.
During the period of cooperation, per Party A’s request, Party B shall assign a staff to communicate with the other cooperators of Party A within “Company Base +Farmers” production system,  to ensure the smoothness of cooperation, and normal operation of the production system.

8.	The contact person sent by Party A shall supervise the volume of the raw material purchased by Party B.

Party B shall fully support the contact person sent by Party A, and shall not install any obstacles.

9.
Both parties agree Short Distance Shipping consumption for each pig is 1.5 Kg in winter and 2.5 Kg in summer.  Winter time starts from October 30th to April 30th, Summer time starts May 1st to October 29th of the following year. The exceeded amount is on party B’s cost.

10.	Use published market price by local county governments, under category of live pigs, as purchase price.

11.	Payment by Party A

1.
In case during the purchase season of grain it is required to hoard raw materials in large quantities, both parties shall negotiate according to the financial situation of Party A to determine the quantity of raw material that will be hoarded; however, such quantity shall not be less than 10,000 ton.

2.
The fodder fund for commercial pig will be disbursed every ten days, the amount of each disbursement shall be: according to the disbursement application of Party B (the required amount shall come into effect only after it is confirmed by signature of the staffs sent by Party A to stay at Party B's place).

3.
During the period of repurchasing commercial pigs, Party B shall pay the 40% share of interest to the farmers by its own. After the commercial pigs are delivered to Party A’s location of purchase, the staffs of Party A will issue a live pig settlement certificate, the Parties shall sign on such certificate if they agree the settlement.  After the certificates are verified by the financial staffs of the Parties, the certificates will be paid together every ten days.

Section 2  Rights and Responsibilities

12.	Party A’s rights:

1.	Party A has the right to supervise Party B on progress, quantity and quality of distribution of fodder to farmers.

2.	Party A shall pay Party B three times a month. In special situations, Party A can decide an instant payment.

3.	Party A has the right to request Party B to repurchase commercial pigs in time, receive all commercial pigs that Party B repurchased, and refuse any unqualified commercial pigs repurchased by Party B.

4.	Party A has the right to calculate cost of fodder with Party B together when the fodder price is changed.

13.	Party A’s responsibilities:

1.	Party A has the responsibility to pay fodder according to this Agreement.

2.	Party A shall pay Party B the share of interest that the farmers shall get, and cost of fodder of female pigs after Party B repurchased the commercial pigs.

3.	Party A shall receive qualified commercial pigs delivered by Part B timely.

14.	Party B’s rights

1.	Party B has the right to request Party A to pay for the fodder, and the farmers’ share of interest.

2.	Party B has the right to suggest Party A to stock raw materials.

3.	Party B has the right to repurchase commercial pigs under its own title.

15.	Party B’s responsibilities

1.
Party B shall send a fodder fund application to Party A with 10 days prior it sells the commercial pig fodders on credit, so as to let Party A prepare for the payment in advance.  The funds will be paid after the applications are checked and signed by the staff sent by Party A to Party B's place.

While Party B repurchases the commercial pigs, it shall pay 40% of the profit to the farmers, and request for reimbursement after the payment.

2.	Party B is responsible to ship commercial pigs to Party A’s receiving location.

3.	Party B shall discriminate commercial pigs, make sure they are qualified according to the standard. Freight for shipping back pigs unqualified and rejected by Party A is on Party B’s cost.

4.	Party B shall inform Party A’s fleet of the location to pick up commercial pigs two (2) business days ahead.

5.	Party B is responsible to ensure fodder quality, quantity and timing of distribution.

6.	Party B shall be ardent and diligent at collecting the commercial pigs, be strict on holding the standard, and record the quality and weight correctly.

7.
Party B shall use it’s own sales network to provide timely follow up services to the farmers who purchased the fodders. Party B shall ensure to forward information of the fodder usage amount and commercial pigs repurchase, keep unremitting information forwarding.

8.
In order to ensure that Party B has sincerity to perform its obligations under this Agreement, Party B agrees to pay CNY7, 000,000 to Party A as performance bond when this Agreement is entered into.  Such bond will be returned to Party B by Party A while this Agreement is terminated.  If Party B breaches this Agreement during the period of this Agreement, Party A has the right to deduct its losses from the bond.

Section 3 Risk Handling

16.	No party shall take any responsibility in case of force-majeure, such as earthquake, flood and war that interrupt the agreement and cause loss.

17.
Party B and the relevant farmers who enter into Fodder Sale-on-Credit Agreement with Party B shall be responsible for decease of any pigs during feeding. Farmers are responsible for pay the fodder in the amount of sell-on-credit. Party B shall announce his right in a timely manner. In case those farmers won’t pay off the cost, Party B becomes the direct responsible party for compensating Party A.

18.
During feeding, if a commercial pig does not meet standard of repurchasing, under sufficient supply of fodder provided by Party B, Party B shall allow the farmers to continue feeding, until it meets repurchase standard, the fodder cost for the continuing feeding period shall be taken by both Party B and the farmer, each 50%. However, such fodder sold to farmers under such circumstances is directly purchased from Party B and such activities are not related to Party A.

19.	In case Party B is not able to repurchase the commercial pigs according to the quantity it shall repurchase, paragraph 5 of article 7 in the three parties' agreement shall be performed.

Section 4 Liability for Breach

20.
Both parties shall keep all terms during performing this Agreement. If any party breaches the contract, especially under material breach, the breaching party shall compensate the other party 20% of the total contracted amount of the last one year.

If breach by party B affects the promotion of “Company Base +Farmers” mode of production, Party B shall transfer its contract with farmers including “Fodder Sale-on-Credit Agreement” and all the amendments, creditor’s rights to Party A unconditionally.  The transfer takes effect automatically after Party A’s written notice to Party B twice. No additional creditor’s right transfer contact is necessary. To facilitate Party A to fulfill its rights, Party B shall handover related materials to Party A in ten (10) business days after this term takes effect, and shall notice or facilitate noticing the debtors.

If Party B breaches the Agreement, the first and second paragraph of this article can be implemented together without confliction.

If Party A breaches the Agreement, and it cannot pay Party B the fodder sale-on-credit amount in time, and exceed 15 days after due date, Party B has the right to recongnize Party A as material breach of this Agreement and has right to terminate the Agreement and request Party A to compensate all lost.

21.
Party B shall be responsible for the loss of dead pig, in case investigation indicates the quality of the fodder is the cause of death. The amount of compensation shall limit to the advance of fodder by Party A, the cost of fodder of the breeding pig and related direct and indirect loss.

Section 5   Miscellaneous

22.
The parties can not disclose any third party the contents of this agreement and any information under this agreement. If any damage caused to the other side, the total amount of compensation undertaken by the disclosing party shall be 20% of loan amount occurred within one year from the date of signing the agreement.

23.	In the case of this agreement or any article of this agreement is invalid, Section 6 and Section 7 of this Agreement shall remain effective.

24.
The Agreement with other related parties within this mode shall be conducted within the framework of the agreement. The items of other agreement shall not be inconsistent with the items of this agreement; otherwise, it will be regarded as violating this agreement.

25.
The parties shall make exchange of information regarding sales of piglets, feed distribution, repurchase of commercial pig unconditionally with other related parties within this mode, and receive their supervision unconditionally.

26.	Definitions

1. Commercial Pig which is produced at party A’s Company Base +Farmers production mode. They will be sold directly to slaughter enterprises for food. The Repurchase standard is from 90 kg to 110 kg per head.

2. Fodder refers to the full price feedstuff which is necessary for raising commercial pig, including opening Feedstuff, piglets Feedstuff, growing Feedstuff. The nutrients and energy index of said Feedstuff shall meet the standard set by party A.

3. Short Distance Shipping refers to that party A uses the existing Feedstuff distribution network of party B, and that party B repurchases the commercial pig within producing mode of party A which will transported by party A. Transport distance is usually less than 100 km.

4. Transport Loss refers to losing weight of commercial pigs appeared on the way of repurchasing by party B.

5. Pigs Receiving Place refers to that after receiving the notification of Party B, Party A, take nearby as the principle, inverses the commercial pig at the location selected by Party B. The said location is not fixed.

6. Feeding Costs refers to the costs for feed of commercial pig and piglets. The feed of each piglet is 1.113 ton every year on average, and apportioned equally to each commercial pig is about CNY 135 (changing with changes in raw material prices).

Section 6   Contract Modification, Termination and Relief and Transfer

27.
Each party shall not modify this agreement arbitrarily. The outstanding issues can be made as supplemental agreement to this agreement in writing after mutual agreement. Shall there is any inconsistent between the supplemental agreement and this agreement, the supplemental agreement shall prevail. However, before the supplemental agreement is entered, this agreement shall prevail.

28.	This agreement shall be terminated under the following circumstances:

1. The parties may terminate this agreement after mutual agreement.

2. This agreement terminates automatically due to expiration.

  3. The purposes of this agreement can not be achieved due to the Force Majeure Event.

  4. The Company Base + Farmers production mode is not applicable for market needs. It is impossible to operate under this mode.

29.	This agreement shall be relieved under the following circumstances:

1. If there is a unilateral fundamental violation from one party, so that the purpose of this agreement can not be achieved; or there is any significant accident, so that the opposite party has enough reason to believe that the accident party is unable to continue to fulfill the agreement;

2. Other parties associated with the agreement cause either party of this agreement to violate the agreement and the said party of this agreement fail to continue to fulfill the contract;

3. Emergent accidents occurred, leading to the loss of basis for cooperation.

30.	The assignment of agreement

Both of the parties promise they will not assign all or part of their rights and responsibilities under this agreement to any third party.  However, if Party B breaches this Agreement, as long as it is provided in this Agreement, Party A has the right to assign the rights and obligations under Fodder Sale-on-Credit Agreement between Party B and the farmers to any third party.

Section 7   Jurisdiction

31.
During the performance of this agreement, any controversy on the provisions of this agreement or dispute arising hereof, shall be solved through friendly consultation. If the consultation fails, any party may apply to the local court where the contract is signed for judgment. This agreement is signed at Jiamusi City, Heilongjiang Province.

Section 8   Effectiveness and Term

32.
This agreement is signed in quadruplicate, Party A shall have two original copies and Party B shall have one original copy, another original copy will be given to Harbin Golden Lotus Inc. for record. All the four original copies shall have the same legal effect. The appendix attached to this agreement is an integral part thereof, and has the same legal effect as this agreement. This agreement shall take into effect upon signature and stamp of both parties.

33.	This agreement is no-fixed-term one.

34.
The cooperation agreement signed by both parties on December 30, 2008 is automatically terminated. If there is any inconsistency between the supplemental agreement thereof and this agreement, this agreement shall prevail. If there is any provision thereof not appeared in this agreement, such provision shall remains in effect.

Party A: Heilongjiang Senyu Animal Husbandry Inc.

(Sealed with an official seal)

Party B: Heilongjiang Wangda Fodder Inc.

(Sealed with an official seal)

May 28, 2011   At Jiamusi City, Heilongjiang Province